UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2012

NABI BIOPHARMACEUTICALS

(Exact Name of Registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12270 Wilkins Avenue, Rockville, Maryland		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Nabi Biopharmaceuticals (the “Company” or “Nabi”) and American Stock Transfer and Trust Company, LLC, as rights agent (the “Rights Agent”), entered into the First Amendment to Rights Agreement (the “Amendment”) between the Company and the Rights Agent, dated as of April 20, 2012, which amended the Company’s existing Rights Agreement, dated as of August 25, 2011 (the “Rights Agreement”).

The Amendment provided that the Rights (as defined in the Rights Agreement) effectively terminate immediately prior to the execution of the Merger Implementation Agreement, by and between the Company and Biota Holdings Limited (“Biota”), dated as of April 22, 2012 (the “Merger Agreement”). Additionally, the Amendment provides that (i) neither Biota nor any of its Affiliates or Associates (each as defined in the Rights Agreement) shall be deemed an Acquiring Person (as defined in the Rights Agreement), (ii) no Distribution Date, Stock Acquisition Date or Trigger Event (each as defined in the Rights Agreement) will be deemed to have occurred, and (iii) no holder of any Rights will be entitled to exercise such Rights, in any case solely as a result of the approval, execution, delivery or effectiveness of the Merger Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

As described in Item 1.01 above, the Company and the Rights Agent have entered into the Amendment. The material terms of the Amendment are described in Item 1.01 and are incorporated herein by reference. Pursuant to the Amendment, the Rights under the Rights Agreement effectively terminated on April 22, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2012, the Compensation Committee of the Company approved the corporate goals and potential cash award amounts for the VIP Management Incentive Plan (the “VIP Plan”) for 2012. The VIP Plan provides cash incentive awards to the Company’s executive officers, and vice president, senior director and director level personnel, although the summary below focuses on the aspects of the VIP Plan applicable to the Company’s executive officers. In general, the objective of the VIP Plan is to provide an effective tool to help motivate the executives’ performance in achieving the Company’s defined strategy and goals by aligning measurement and accountability with rewards.

The Compensation Committee recognized that 2012 would be a pivotal year for the Company with the Company pursuing its previously announced strategic alternatives process. In light of the disappointing results of the Company’s two Phase III clinical trials, in which NicVAX did not meet primary endpoints, and the fact that the Compensation Committee expected to know the results of the strategic alternatives process during the summer of 2012, the Compensation Committee reduced the total potential cash award to participants to one-half of the normal bonus potential. Consequently, the maximum total potential cash award under the VIP Plan for 2012 for Dr. Raafat E.F. Fahim, President and Chief Executive Officer, is 40% of his 2012 base salary (or $197,911). For Dr. Paul Kessler, Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer, and Matthew Kalnik, Ph.D., Senior Vice President, Strategic Planning and Business Operations, the maximum total potential cash award under the VIP Plan for 2012 is 27.5% of their 2012 base salaries (or $96,277 and $87,524, respectively). The 2012 base salaries of Drs. Fahim, Kessler and Kalnik remain unchanged from their 2011 salaries.

The Compensation Committee also determined that awards under the VIP Plan would be based on performance as measured solely by corporate goals for all the officers. The corporate goals assign a different percentage weight to each goal, totaling 100%. If all of the corporate goals are achieved, the executives will receive the maximum cash potential award described above. However, the Compensation Committee retains discretion to adjust all elements of the VIP Plan and determine or adjust final award payments in its discretion based upon overall corporate or individual performance.

For 2012, the corporate goals relate to:

•

Completing a transaction resulting from the announced strategic alternatives process that results in a premium for the Company’s shareholders to the Company’s net cash at the time of the execution of the definitive agreement for the transaction (80%);

•	Management of the Company’s net cash so as to have at least a specified threshold amount available at the closing of a strategic transaction (15%); and

•	Completion of the investigator-initiated Phase IIb trial in the Netherlands of NicVAX in combination with Pfizer’s varenicline by a specified date (5%).

In light of the significant negative impact on the Company and stockholder value caused by the failure in 2011 of the Company’s two Phase III NicVAX trials, the Committee exercised its discretion and reduced by one-half (to 15% of the corporate goals) the bonus payable with respect to the achievement of the corporate goals under the 2011 VIP Plan. In addition, the Committee also exercised its discretion and determined that no bonuses based upon the achievement of individual goals under the 2011 VIP Plan would be awarded. The Compensation Committee also did not make the Company’s customary spring equity awards to its employees in 2012.

In light of these adjustments, in an effort to appropriately incentivize management to pursue and achieve the goals established by the Company in connection with the strategic alternatives process, the Compensation Committee approved a special additional bonus available to all 2012 VIP Plan participants in the event that the Company completes a transaction resulting from the announced strategic alternative process that results in a premium for the Company’s shareholders to the Company’s net cash at the time of the execution of the definitive agreement for any such transaction. In the event that the Company completes a transaction resulting from the strategic alternatives process that results in a premium for the Company’s shareholders to the Company’s net cash, each participant in the 2012 VIP Plan will be entitled to receive an additional bonus equal to the to the bonus amount that such participant would have received under the VIP Plan for 2011, but for the fact that the Compensation Committee exercised its discretion to reduce the payments under the VIP Plan for 2011. The maximum potential cash award available under the special additional bonus to Drs. Fahim, Kessler and Kalnik is $59,373, $37,548 and $36,748 respectively.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 24, 2012, the Board of Directors of the Company approved an amendment to the By-laws to change the Company’s fiscal year end from the last Saturday of December to December 31. This will allow the Company to report its financial statements on a calendar quarter and year basis.

Item 9.01. Financial Statements and Exhibits

Exhibit number	Description

3.1	By-Laws of Nabi Biopharmaceuticals

4.1	First Amendment to Rights Agreement

Additional Information

This report may be deemed to be filed in respect of the proposed merger and related matters involving Nabi and Biota. In connection with the proposed transactions, Nabi will file with the SEC a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its shareholders when it becomes available. SHAREHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTIONS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Shareholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by Nabi regarding Nabi Biopharmaceuticals, Biota Holdings Limited and the proposed transactions, without charge, at the SEC website at www.sec.gov. In addition, documents filed with the SEC by Nabi will be available free of charge on the investor relations portion of the Nabi website at www.nabi.com.

Certain Information Regarding Participants

Nabi and certain of its directors and executive officers, may be deemed, under SEC rules, to be participants in the solicitation of proxies from its shareholders in connection with the proposed transactions described above. The names of Nabi’s directors and executive officers and a description of their interests in Nabi are set forth in Nabi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 14, 2012, and Nabi’s Proxy Statement dated April 20, 2011 which was filed with the SEC on the same date. Additional information about the interests of potential participants will be contained in the proxy statement (when filed) and other relevant materials to be filed with the SEC in connection with the proposed transactions. These documents may be obtained from the SEC website and from Nabi in the manner noted above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NABI BIOPHARMACEUTICALS

By:	/s/ Raafat E.F. Fahim
Raafat E.F. Fahim, Ph.D.
President and Chief Executive Officer

Date: April 26, 2012